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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

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                                 FORM 8-A
             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

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                             W. R. GRACE & CO.
                  (To be renamed Sealed Air Corporation)
          (Exact Name of Registrant as Specified in Its Charter)



           Delaware                                   65-0654331
(State of Incorporation                            (I.R.S. Employer
    or Organization)                              Identification no.)

                           One Town Center Road
                         Boca Raton, Florida 33486
           (Address of Registrant's Principal Executive Offices)


If this Form relates to the                If this Form relates to the
registration of a class of securities      registration of a class of debt
pursuant to Section 12(b) of the           securities pursuant to Section
Exchange Act and is effective              12(g) of the Exchange Act and is
pursuant to General Instruction            effective pursuant to General
A.(c), please check the following          Instruction A.(d), please check the
box.    [X]                                following box.    [ ]

   Securities Act registration statement file number to which this form relates: 333-46281

     Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                       Name of Each Exchange on Which
    to be so Registered                       Each Class is to be Registered
--------------------------------              -------------------------------
Common Stock, par value $.10
  per share                                   New York Stock Exchange, Inc.

Series A Convertible Preferred
  Stock, par value $.10 per share             New York Stock Exchange, Inc.


     Securities to be registered pursuant to Section 12(g) of the Act:

                                   None.

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Item 1.  Description of Registrant's Securities to be Registered

               A description of the Registrant's Common Stock, par value $.10 per share, is contained in the Proxy Statement/Prospectus included in the Registrant's Registration Statement (the "Registration Statement") on Form S-4 (File No. 333-46281), filed with the Securities and Exchange Commission on February 13, 1998 under the Securities Act of 1933, as amended, under the caption "Description of Capital Stock of New Sealed Air--New Sealed Air Common Stock", which description is hereby incorporated by reference.

               A description of the Registrant's Series A Convertible Preferred Stock, par value $.10 per share, is contained in the Proxy Statement/Prospectus included in the Registration Statement under the caption "Description of Capital Stock of New Sealed Air--New Sealed Air Preferred Stock", which description is hereby incorporated by reference.

Item 2.  Exhibits

         1. Form of Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Annex E of the Proxy Statement/Prospectus included in the Registration Statement).

         2. Form of Amended and Restated Bylaws of the Registrant.

         3. Form of specimen certificate representing Common Stock.

         4. Form of specimen certificate representing Series A Convertible Preferred Stock.

         5. Form of Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock.


                                SIGNATURES

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             W. R. GRACE & CO.




Date: March 18, 1998                       By: /s/ Robert B. Lamm
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                                           Name:  Robert B. Lamm
                                           Title: Vice President and Secretary